Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Electronic Arts Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333‑183077, 333-176181, 333-168680, 333-161229, 333-152757, 333-145182, 333-138532, 333-127156, 333-117990, 333-107710, 333-99525, 333-67430, 333-44222, 333-190355, 333-39432, and 333-213044) and Form S-3 (No. 333-221481) of Electronic Arts Inc. (the Company) of our report dated May 23, 2018, with respect to the consolidated balance sheets of the Company as of March 31, 2018 and April 1, 2017, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2018, and the related notes and financial statement schedule (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of March 31, 2018, which report appears in the March 31, 2018 annual report on Form 10-K of the Company.

/s/ KPMG LLP
Santa Clara, California
May 23, 2018